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                 United National Bancorp Declares Cash Dividend


Bridgewater, NJ--September 17, 2003--United National Bancorp (Nasdaq: UNBJ), parent company of UnitedTrust Bank, announced that its Board of Directors has declared a quarterly cash dividend of $0.20 per share. The dividend will be payable on November 3, 2003 to stockholders of record as of October 15, 2003.

United National Bancorp is a $3.0 billion asset holding company headquartered in Bridgewater, New Jersey operating 52 community banking offices throughout Essex, Hunterdon, Middlesex, Morris, Somerset, Union and Warren counties in New Jersey and Lehigh and Northampton counties in Pennsylvania. The Bank provides retail banking, alternative financial products, insurance services, business banking services, commercial lending, construction and commercial real estate lending, consumer and mortgage lending and trust and investment services. Visit United National Bancorp and UnitedTrust Bank on the World Wide Web at www.unitedtrust.com.

Contact: media, Donald E. Reinhard, 908-429-2370 or investors, Alfred J. Soles, 908-429-2406, both of United National Bancorp.


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